Exhibit 10(a)(1)

AMENDMENT TO NOTE AGREEMENT

This AMENDMENT TO NOTE AGREEMENT dated as of April 6, 2010 (this “Amendment”), among NEWSTAR FINANCIAL, INC. (the “Company”), THE HOLDERS PARTY HERETO (the “Holders”) and FORTRESS CREDIT CORP., individually and as administrative agent for the Holders under the Note Agreement described below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Company has entered into a Note Agreement dated as of January 5, 2010 with the Holders and the Administrative Agent (as amended, modified, extended, supplemented or restated from time to time, the “Note Agreement”), pursuant to which the Holders agreed, subject to the terms and conditions set forth therein, to make revolving loans to the Company;

WHEREAS, the Company has informed the Administrative Agent and the Holders that (a) Alameda NS Four Holding, LLC (“Alameda”) is a recently-formed wholly-owned Subsidiary of the Company and should have been included as a Subsidiary Guarantor on the Closing Date in accordance with the terms and conditions of the Note Agreement (the “Alameda Joinder Requirement”), and (b) it seeks to memorialize in writing the Administrative Agent’s informal waiver of the requirement of Section 6.11 of the Note Agreement that the Company obtain a Securities Account Control Agreement for that certain Securities Account of the Company held at Wachovia Bank and used solely to hold the Company’s treasury stock obtained in connection with the Company’s stock repurchase program (the “Control Agreement Requirement”).

WHEREAS, the Company has requested that the Administrative Agent and the Holders enter into this Amendment to (a) waive during the period from the Closing Date until the execution and delivery of the below-defined Alameda Joinder Documents, the Alameda Joinder Requirement, (b) formally document the waiver of the Control Agreement Requirement, and (c) amend the Note Agreement as provided in this Amendment, and the Administrative Agent and the Holders have agreed to do the foregoing, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Company, the Holders party hereto and the Administrative Agent hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Agreement.

2. Amendments to Note Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4 below, the Note Agreement is hereby amended as follows:

(a) Amendment to Section 1.01 of the Note Agreement. Section 1.01 of the Note Agreement is hereby amended as follows:

(i) The definition of “Responsible Officer” is hereby amended by deleting such definition in its entirety and by substituting the following therefor:

“Responsible Officer” means, in the case of any Person, the chief executive officer, president, chief financial officer, treasurer, controller or chief investment officer of such Person, or, in the case of a limited partnership, the general partner of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

(ii) Section 1.1 of the Note Agreement is hereby further amended by inserting the following new definition of “Unapplied Cash” therein in appropriate alphabetical order:

“Unapplied Cash” means (i) Cash received by the Company or any Subsidiary Guarantor for the sole purpose of holding such funds in escrow for the benefit of an identifiable third party until a separate escrow deposit account is established and maintained, which account shall be promptly established, provided that the escrowed funds described in this clause (i) shall at no time exceed $1,000,000 in the aggregate for any single borrower, (ii) Cash in the nature of an overpayment of an Obligor Loan received by the Company or any Subsidiary Guarantor in its capacity as a lender or as the administrative or collateral agent for a syndicate of lenders for so long as such amounts constitute an overpayment, and/or (iii) Cash in the form of unidentified wires until such wires can be properly identified for transfer to the appropriate deposit account.

(b) Amendment to Section 6.10 of the Note Agreement. Clause (iv) of the fifth sentence of Section 6.10 of the Note Agreement and the last sentence of Section 6.10 of the Note Agreement are hereby amended by deleting such clause (iv) and last sentence in their respective entireties and substituting the following therefor:

“(iv) provided that no Default or Event of Default shall have occurred and be continuing, those other accounts of the Company or any Subsidiary Guarantor expressly designated on Schedule 6.10 attached hereto so long as the total amount of funds on deposit in such designated accounts (excluding Unapplied Cash) does not exceed $500,000 in the aggregate at any given time. Each Deposit Account and Securities Account maintained by the Company and each Subsidiary Guarantor is an account permitted under the preceding sentence or the last sentence of Section 6.11 or is subject to a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, and is listed on Schedule 6.10 or Schedule 6.11.”

(c) Amendment to Section 6.11 of the Note Agreement. Section 6.11 of the Note Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Section 6.11 to the contrary, the Company and the Subsidiary Guarantors shall be permitted to maintain not subject to the Administrative Agent’s control that certain Securities Account of the Company held at Wachovia Bank the last four digits of which are 0631 (or any successor or replacement account) used solely for the purpose of holding the Company’s treasury stock.”

3. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4 below, the Administrative Agent and the Holders hereby (a) waive during the period from the Closing Date until the date of the execution and delivery to the Administrative Agent of the below-defined Alameda Joinder Documents, the Alameda Joinder Requirement, and (b) formally waive the Control Agreement Requirement. As used herein, the term “Alameda Joinder Documents” shall mean collectively, (i) that certain Annex to Guaranty in the form attached to the Subsidiary Guaranty, (ii) that certain Supplement No. 1 to Pledge and Security Agreement in the form attached to the Security Agreement, and (iii) a Secretary’s Certificate, attaching organizational documents, incumbency information, good standing certificates and resolutions, all in form and substance similar to those delivered by the other Subsidiary Guarantors to the Administrative Agent on the Closing Date. The parties hereto acknowledge that an opinion with respect to Alameda and the Alameda Joinder Documents is not being requested or required by the Administrative Agent as of the date hereof (and shall not be a condition to the waiver of the Alameda Joinder Requirement), but that the Administrative Agent has reserved its right to hereafter request such an opinion with respect to the addition of any subsidiary guarantor and the Company hereby acknowledges such right. The parties acknowledge and agree that the waivers contained herein are limited solely to the Alameda Joinder Requirement and the Control Agreement Requirement. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Holder under the Note Agreement or any other Note Document executed in connection therewith, nor constitute a waiver of any other provision contained therein.

4. No Default; Representations and Warranties, Etc. The Company hereby represents, warrants, confirms and covenants that: (a) the representations and warranties of the Note Parties contained in Article V of the Note Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations were true and correct as of such date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary action on the part of the Company, (ii) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of the Company or any term or provision of any indenture, agreement or other instrument binding on the Company or any of its assets, and (iii) do not require any consent, waiver or approval of or by any Person which has not been obtained.

5. Ratification and Confirmation. The Company hereby agrees and confirms that:

(a) the Note Agreement and each of the other Note Documents, as amended and otherwise modified by the amendments specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and

(b) the liens and security interests granted in favor of the Administrative Agent for the benefit of itself and the Holders under the terms of the Note Documents are perfected, effective, enforceable and valid and that such liens and security interests are, in each case, a first priority lien and security interest except to the extent otherwise expressly permitted by the Note Documents and that such liens and security interests are hereby in all respects ratified and confirmed.

6. Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent:

(a) Counterparts of Amendment. The Administrative Agent shall have received from each party hereto either (a) a counterpart of this Amendment signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Payments of Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable to the Administrative Agent and the Holders in connection with this Amendment, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed by the Company hereunder or under the Note Agreement (including without limitation, the fees and disbursements of counsel to the Administrative Agent in connection herewith).

(c) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent shall have reasonably requested, all of which shall be in form and substance satisfactory to the Administrative Agent.

7. Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Agreement or the other Note Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Company acknowledges and agrees that nothing contained herein shall be deemed to entitle such party to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Note Documents in similar or different circumstances or shall prejudice any right or rights which any Holder now has or may have under, or in connection with, the Note Agreement, as amended hereby, the Note Documents, or any other documents referred to herein or therein.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Whenever the terms or sections amended hereby shall be referred to in the Note Agreement, Note Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

(c) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state, provided that the Administrative Agent and each Holder shall retain all rights arising under Federal law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d) The Company agrees to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANY

NEWSTAR FINANCIAL, INC.

By:	/s/ JOHN J. FRISHKOPF
John J. Frishkopf
Treasurer

ADMINISTRATIVE AGENT

FORTRESS CREDIT CORP., as Administrative Agent

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

HOLDERS

FORTRESS CREDIT OPPORTUNITIES I LP., as a Holder
By: Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

Signature Page to Amendment to Note Agreement